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                                                                    EXHIBIT 99.6

                          CONSENT OF PROPOSED DIRECTOR

         The undersigned hereby consents to the inclusion of his name in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Fifth Third Bancorp ("Fifth Third") following the consummation of the merger of State Savings Company with and into Fifth Third.


                                            Signature:
                                                       ---------------------
                                                          David E. Reese

Date: March __, 1998